UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2016

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-844-7637

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 22, 2016, Zions Bancorporation (the “Company”), upon receiving the approval of the Compensation Committee of its Board of Directors, agreed to purchase the former residence of its Chief Financial Officer, Paul E. Burdiss. The purchase price for the property, located in Atlanta, Georgia, was $1,662,500, which represents the estimated fair market value of the property as derived by third-party appraisals. The Company also paid closing costs associated with the purchase. The closing of the transaction occurred on January 22, 2016.

The purchase of the property is a one-time transaction undertaken for internal operations purposes and to assist Mr. Burdiss with his family’s relocation in connection with his appointment as the Company’s Chief Financial Officer in May, 2015. The Company intends to market and sell the property, subject to local market conditions. Any gain or loss associated with the sale of the property will be for the account of or borne by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Zions Bancorporation

Date: January 28, 2016	By: Thomas E. Laursen Executive Vice President, General Counsel and Secretary